UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 3, 2024, Cartesian Therapeutics, Inc. (the “Company”) issued a press release announcing positive updated results from its Phase 2b trial of Descartes-08 in patients with generalized myasthenia gravis (“MG”) and outlining the design of its planned Phase 3 AURORA trial in patients with MG. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company will host a conference call to discuss the updated Phase 2b data and the planned Phase 3 AURORA trial on December 3, 2024 at 7:30 a.m., Eastern Time, and a live audio webcast of the call will be available through the Events & Presentations section of the Company’s website. A copy of the slide presentation to be used during the presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Information.
On December 3, 2024, the Company announced positive updated efficacy and safety data from its Phase 2b trial of Descartes-08 in participants with MG. In the Phase 2b double-blind, placebo-controlled, crossover trial, a total of 36 heavily pre-treated, highly symptomatic participants with MG were randomized 1:1 to receive either Descartes-08 or placebo administered as six weekly outpatient infusions without preconditioning chemotherapy.
The primary efficacy dataset for the follow-up portion of the trial consisted of a modified intent-to-treat (“mITT”) population of all subjects enrolled at academic medical centers who received at least one dose of Descartes-08 and completed at least one post-Month 3 MG Activities of Daily Living (“MG-ADL”) score follow-up assessment. As of an October 31, 2024 cutoff date, 12 participants in the primary efficacy dataset completed their Month 4 and Month 6 follow-up assessments, with eight participants evaluable for their Month 9 assessment, and five participants evaluable for their Month 12 assessment. Two participants who were MG Composite responders at Month 3 were lost to follow-up after their Month 3 assessments and were not assessed in the follow-up portion of the treatment.
Deepening responses were observed over time, with participants included in the primary efficacy dataset (n=12) experiencing an average MG-ADL reduction of 5.5 (±1.1) at Month 4. At Month 4, particularly deep responses were observed in participants without prior exposure to biologic therapies (n=7), including complement or neonatal fragment crystallizable receptor inhibitors, with an average MG-ADL reduction of 6.6 (±1.5). Responses were observed to further deepen at Month 6, with 33% (4/12) of participants in the primary efficacy dataset and 57% (4/7) of participants with no prior exposure to biologic therapy observed to have minimum symptom expression, defined as an MG-ADL score of 0 or 1. Responses were observed to be durable through Month 12, with 80% (4/5) of evaluable participants from the primary efficacy dataset maintaining a clinically meaningful response, defined as a reduction in MG-ADL score of at least 2 points. Of the two participants with no prior exposure to biologic therapy that reached Month 12, both maintained at least a clinically meaningful response, with one continuing to demonstrate minimum symptom expression.
Descartes-08 continues to be observed as well-tolerated, supporting outpatient administration without the need for lymphodepleting chemotherapy. Consistent with previously reported data, Descartes-08 was observed to be well-tolerated across the safety dataset (n=36), and adverse events were transient and mostly mild. Notably, there were no cases of cytokine release syndrome, and no cases of immune effector cell-associated neurotoxicity syndrome. In addition, treatment with Descartes-08 was not observed to lead to a decrease in vaccine titers for common viruses and was not associated with increased rates of infection or hypogammaglobulinemia.

	Descartes-08 (n=20)			Placebo (n=16)
	Grade 1	Grade 2	Grade 3	Grade 1	Grade 2	Grade 3
Headache	7 (35%)	4 (20%)		2 (13%)	3 (19%)
Chills	8 (40%)	4 (20%)
Nausea	3 (15%)	6 (30%)		1 (6%)	2 (13%)
Fever	7 (35%)	4 (20%)	1 (5%)
Fatigue	4 (20%)	1 (5%)		1 (6%)
Myalgia	4 (20%)	2 (10%)
Infusion related reaction	1 (5%)	2 (10%)	1 (5%)	1 (6%)
Muscle weakness	1 (5%)	1 (5%)		1 (6%)
Arthralgia	1 (5%)	1 (5%)			1 (6%)
Tachycardia	3 (15%)
Upper respiratory infection		1 (5%)			1 (6%)
Herpes simplex reactivation	1 (5%)		1 (5%)
Dysgeusia	3 (15%)
Diarrhea	1 (5%)				1 (6%)
Sweating	1 (5%)			1 (6%)
Limb edema	1 (5%)	1 (5%)
Flushing	2 (10%)
Dyspnea	1 (5%)	1 (5%)
Insomnia	2 (10%)
Vomiting	2 (10%)	1 (5%)
Tremor	2 (10%)
Forward Looking Statements
Any statements in this Current Report on Form 8-K about the future expectations, plans and prospects of the Company, including without limitation, statements regarding observations and data from the myasthenia gravis Phase 2a/2b trial, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, Descartes-15, or any of the Company’s other product candidates to treat myasthenia gravis, systemic lupus erythematosus, juvenile dermatomyositis, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, its reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts and pandemics and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this Current Report on

Form 8-K represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report on Form 8-K, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Cartesian Therapeutics, Inc., dated December 3, 2024.
99.2	Cartesian Therapeutics, Inc. Phase 2b Updated Data Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: December 3, 2024	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer